                                                                  Exhibit 10.2.1


                              EMPLOYMENT CONTRACT
                              -------------------


     THIS EMPLOYMENT CONTRACT (the "Contract") is entered into as of December 1, 1995 (the "Effective Date") by and between COMMUNITY PSYCHIATRIC CENTERS, a Nevada corporation ("CPC"), and RICHARD L. CONTE, an individual ("Conte").

                                R E C I T A L S
                                - - - - - - - -

     A. CPC has employed Conte as an executive employee pursuant to prior employment agreements, and Conte currently serves as CPC's President, Chief Executive Officer and Chairman of the Board.

     B. CPC desires to amend the terms of the currently existing employment agreement with Conte in order to provide him with additional benefits in recognition of the valuable services he has rendered CPC.

     C. Conte is willing and able to render the services herein provided for, and he is willing to refrain from activities competitive with the business of CPC on the terms set forth herein.

     NOW THEREFORE, Conte and CPC mutually agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS
                                  -----------

     For purposes of this Contract, the following definitions shall be in effect:

     1.1  ACTUAL AVERAGE COMPENSATION means Conte's average W-2 wages and other
          ---------------------------
compensation received from CPC for the five (5) calendar years completed immediately prior to the calendar year in which a Parachute Event occurs. Any W-2 wages or other compensation for a partial year of employment with CPC will be annualized, in accordance with the frequency with which such wages are paid during such partial year, before inclusion within Conte's Actual Average Compensation. If any of Conte's compensation from CPC during such five (5)-year or shorter period was not included in his W-2 wages for U.S. income tax purposes because such compensation was excludible from income as foreign earned income under Code Section 911 or as pre-tax income under Code Section 125 or 402(g), then such compensation shall

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nevertheless be included in Conte's Actual Average Compensation to the same extent as if it were part of his W-2 wages.

     1.2  BENEFICIARY means any Person or Persons designated from time to time
          -----------
by Conte pursuant to Section 7.5.1 to receive any benefits under this Contract which may become due and payable to Conte following his death.

     1.3  BOARD means the Board of Directors of CPC.
          -----

     1.4  CAUSE means Conte's (i) willful refusal to perform the reasonable
          -----
duties of his offices after reasonable written notice from the Board and reasonable opportunity to remedy such refusal; (ii) commission of any willful and malicious act which has a materially adverse financial impact upon CPC; or
(iii) conviction of a felony which has a materially adverse financial impact upon CPC.

     1.5  CHANGE OF CONTROL means a change of ownership or control of CPC (OTHER
          -----------------
THAN A HOSTILE TAKE-OVER AS DEFINED IN SECTION 1.19) required to be reported pursuant to Item 6(e) of Schedule 14A of Rule 14 of the Exchange Act, including (without limitation) the occurrence of any of the following events:

               (i) the acquisition by any Person (or any group of related Persons acting in concert) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of CPC securities representing twenty percent (20%) or more of the total combined voting power of CPC's then outstanding securities; or

               (ii) a merger or consolidation in which securities representing twenty percent (20%) or more of the total combined voting power of CPC's then outstanding securities are transferred to a Person or Persons different from the Persons holding those securities immediately prior to such merger or consolidation; or

               (iii) the sale of all or substantially all of CPC's assets in complete liquidation or dissolution of CPC.

     1.6  CODE means the Internal Revenue Code of 1986 as amended.
          ----

     1.7  COMPETE means either directly or indirectly to own, initiate, manage,
          -------
operate, join, control, advise, consult with or participate in the ownership (other than ownership of less than five percent (5%) of the outstanding equity or capital or profit

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interests in any entity), operation, management or control of any business similar to any line of business owned or operated by CPC.

     1.8  CONFIDENTIAL INFORMATION means any non-public proprietary or
          ------------------------
confidential information of CPC or its parent or subsidiary companies, including (without limitation) trade secrets; information concerning professionals, referral sources, reimbursement sources, patient and customer lists; records or research, proposals, reports, methods, techniques, financial information and other data, and other non-public information regarding CPC and its parent or subsidiary companies or the existing and planned businesses, properties or affairs of CPC and its parent or subsidiary companies.

     1.9  CONSTRUCTIVE TERMINATION means the occurrence of any of the following
          ------------------------
events which result in Conte's subsequent resignation from employment with CPC within the succeeding six (6) months:

               (i) CPC's material breach of this Contract which is not remedied within thirty (30) days after written notice from Conte specifying such breach in reasonable detail; or

               (ii) the assignment to Conte of any duties of materially lesser status, dignity and character than his duties on the Effective Date, or a substantial reduction in the nature or status of his responsibilities from those in effect on the Effective Date.

          Without limiting the generality of the foregoing, Conte's loss of his position as President, or as Chief Executive Officer, or as Chairman of the Board shall constitute a clause (ii) substantial reduction of his responsibilities.

     1.10  CONTRACT BENEFITS means the following benefits which may become
           -----------------
payable to Conte in accordance with the applicable provisions of ARTICLE FIVE, AS REDUCED DOLLAR FOR DOLLAR for all cash amounts previously paid to Conte pursuant to ARTICLE FOUR of this Contract:

               (i) a special salary continuation benefit in a dollar amount equal to six (6) times the highest Salary level in effect for Conte at any time during the Employment Period. This amount shall be designated the SALARY CONTRACT BENEFIT and shall be paid at the time or times specified in
     -----------------------
     the applicable provisions of ARTICLE FIVE.

               (ii) the maximum bonus which Conte could have achieved under the CPC Annual Incentive Plan for the Fiscal Year in which the Contract Payout Event occurs. This clause (ii) amount shall not be less than one hundred percent (100%) of the Salary level in effect for Conte for such Fiscal Year, whether or not the performance goals established for such Fiscal Year are in fact met, and shall be paid within sixty (60) days after the Contract Payout Event.

               (iii) the maximum bonus which Conte could have achieved for each three-year plan cycle which commences under the CPC Long-Term Incentive Plan prior to the date of the Contract Payout Event. The clause
     (iii) amount for each such plan cycle shall not be less than one hundred percent (100%) of the Salary level in effect for Conte for the Fiscal Year in which such Contract Payout Event occurs, whether or not the performance goals for that plan cycle are in fact met, and shall be paid in a lump sum within sixty (60) days after the Contract Payout Event. However, the clause
     (iii) amount otherwise payable to Conte for any such three-year plan cycle under the Long-Term Incentive Plan shall be prorated to the extent the Contract Payment Event occurs less than halfway through such plan cycle.

               (iv) forgiveness of any outstanding loans CPC has made to Conte, except (A) any loans provided to finance the exercise of his options for shares of CPC common stock, which shall become due and payable in accordance with their terms, and (B) the special founder recognition award in the form of a CPC loan to Conte which is to be forgiven over time in accordance with the express terms of such award. The applicable clause
     (iv) loan forgiveness shall occur immediately upon the Contract Payout
     Event.

               (v) payment of the entire balance credited to the Deferred Compensation Account maintained for Conte under each long-term deferred compensation plan in which Conte is a participant on the date of the Contract Payout Event; plus nine percent (or the percentage applicable to Conte's Salary under the deferred compensation plan then in effect, whichever is greater) of the Salary Contract Benefit. The clause (v) payments shall be made as and when due under the terms of each applicable plan.

               (vi) provision of benefits to Conte or his Beneficiary equivalent to each of the employee benefits described in paragraph 2.3.4 and 2.3.5, at CPC's sole cost and expense. These clause (vi) benefits shall be designated the EMPLOYEE CONTINUATION BENEFITS and shall be provided for a
                    ------------------------------
     six (6)-year period measured from the date of the Contract Payout Event; provided, however, that in the event of a clause (i) Contract Payout Event, such period shall be reduced to five (5) years. CPC may, at its election, satisfy its obligation to provide the Employee Continuation Benefits by paying Conte or his Beneficiary the lump sum present value of those benefits within sixty (60) days after the applicable Contract Payout Event.

               (vii) continuation of CPC's obligations to provide Conte or his Beneficiary with the benefits described in paragraphs 2.3.7 and 2.3.8, but only to the extent those benefits are available under the plans then in effect. Any clause (vii) benefits shall be provided until the November 30 next following the fourth anniversary of the date of the Contract Payout Event.

               (viii) transfer to Conte or his Beneficiary of full title and ownership to the automobile provided to Conte at the time of the Contract Payout Event. This clause (viii) transfer shall be provided to Conte or his Beneficiary without charge and shall be effected as soon as reasonably practicable following the Contract Payout Event.

     1.11  CONTRACT PAYOUT EVENT means any one of the following events, as
           ---------------------
further detailed in ARTICLE FIVE:

               (i) the termination of Conte's employment by reason of his death or Permanent Disability;

               (ii) Conte's termination of employment within one (1) year after a Change in Control or Corporate Reorganization;

               (iii) Conte's termination of employment within six (6) months after an event of Constructive Termination;

               (iv) the termination of Conte's employment by CPC without Cause;
     or

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

               (v) the occurrence of a Hostile Take-Over.

     1.12  CORPORATE DIVESTITURE means one or more asset dispositions effected
           ---------------------
by CPC and measured on either a historical or current basis in accordance with the following provisions:

          1.12.1   HISTORICAL BASIS.  A Corporate Divestiture shall be deemed to
                   ----------------
occur on a historical basis upon the consummation of any of the following transactions:

               (i) one or more asset dispositions which involve, on a cumulative basis, assets with an aggregate book value not less than thirty percent (30%) of the total book value of the consolidated assets of CPC, including its equity holdings in one or more subsidiary companies;

               (ii) one or more asset dispositions which involve, on a cumulative basis, assets which generate at least thirty percent (30%) of the consolidated revenues of CPC; or

               (iii) the disposition of any division or subsidiary of CPC which represents a stand-alone business operation of CPC.

     For purposes of any clause (i) or clause (ii) calculation, the assets or revenues subject to the disposition(s) shall be measured on the basis of the book values and revenue levels in effect for the Fiscal Year ending immediately prior to the Effective Date.

          1.12.2   CURRENT BASIS.  A Corporate Divestiture shall be deemed to
                   -------------
occur on a current basis upon the consummation of any of the following transactions:

               (i) the disposition of assets which have, on a stand-alone, non-cumulative basis, an aggregate book value not less than thirty percent (30%) of the total book value of the consolidated assets of CPC, including its equity holdings in one or more subsidiary companies;

               (ii) the disposition of assets which have, on a stand-alone, non-cumulative basis, generated at least thirty percent (30%) of the consolidated revenues of CPC; or

               (iii) the disposition of any division or subsidiary of CPC which represents a stand-alone business operation of CPC.

     For purposes of any clause (i) or clause (ii) calculation, the assets or revenues subject to the disposition shall be measured on the basis of the book values and revenue levels in effect for the Fiscal Year ending immediately prior to the date of such disposition.

          1.12.3   ORDERING PROCEDURE.  If a Corporate Divestiture would
                   ------------------
otherwise result on both a historical and current basis, the Corporate Divestiture shall be determined on the basis which results in the higher bonus payment under ARTICLE FOUR.

     1.13  CORPORATE REORGANIZATION means either of the following events
           ------------------------
effected by CPC:

               (i) one or more dispositions of assets with a cumulative value not less than eighty percent (80%) of the total value of the consolidated assets of CPC, including its equity holdings in one or more subsidiary companies; or

               (ii) one or more dispositions of assets with a cumulative revenue generation of at least eighty percent (80%) of the consolidated revenues of CPC.

     The clause (i) and clause (ii) calculations shall be performed on both a historical and current basis as follows:

          1.13.1 HISTORICAL BASIS.  The assets or revenues subject to the
                 ----------------
disposition(s) shall be measured on the basis of (A) the book values and revenue levels as in effect for the Fiscal Year ending immediately prior to the Effective Date and (B) the cumulative impact of the asset dispositions effected since the close of that Fiscal Year.

          1.13.2 CURRENT BASIS.  The assets or revenues subject to the
                 -------------
disposition(s) shall be measured currently on the basis of (A) the book values and revenue levels in effect for the Fiscal Year ending immediately prior to the actual disposition and (B) the cumulative impact of all other asset dispositions effected in the same Fiscal Year in which the current disposition occurs.

          A Corporate Reorganization shall be deemed to occur if a clause (i) or clause (ii) event is triggered on either a historical or current basis.

     1.14  DEATH BENEFIT means the death benefit of not less than Five Million
           -------------
Dollars ($5,000,000) payable under the Policy to Conte's Beneficiary upon his death.

     1.15  DEFERRED COMPENSATION ACCOUNT means Conte's accrued benefit or
           -----------------------------
outstanding account balance under each long-term deferred compensation plan now or hereafter maintained by CPC for executive officers or other highly compensated employees.

     1.16  EMPLOYMENT PERIOD means the period commencing December 1, 1995 and
           -----------------
continuing for a period of four (4) years through November 30, 1999. On December 1, 1995 and on each December 1 thereafter, the Employment Period shall automatically be extended until the earlier to occur of (i) the fourth
                                    -------
anniversary of the immediately preceding November 30 or (ii) the date on which Conte's employment with CPC is terminated in accordance with ARTICLE FIVE.

     1.17  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.
           ------------

     1.18  FISCAL YEAR means CPC's annual accounting period for financial
           -----------
accounting and reporting purposes. As of the Effective Date, such period begins on December 1 each year and ends on the next following November 30.

     1.19  HOSTILE TAKE-OVER means either of the following events effecting a
           -----------------
change in ownership or control of CPC without the approval of the Board:

               (i) the acquisition by any Person (or group of related Persons acting in concert) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of CPC securities representing twenty percent (20%) or more of the total combined voting power of CPC's then outstanding securities in a transaction or series of related transactions not approved by at least four-fifths of the Board members who began their Board service prior to the first such transaction; or

               (ii) a change in Board membership over any twenty-four
     (24)month period such that those individuals who at the start of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not a Board member at the start of such period is approved in advance by at least fourfifths of the Board members then in office who began their Board service prior to the start of such twenty-four (24)-month period.

     1.20  OPTION means any option to purchase shares of CPC common stock (other
           ------
than the so-called "converging options" granted with an original exercise price of $29.50 per share) granted to Conte by CPC and outstanding at the time of an acceleration event under ARTICLE FOUR or ARTICLE FIVE.

     1.21  OPTION PARACHUTE PAYMENT means, with respect to each Option
           ------------------------
accelerated in whole or in part in connection with a Parachute Event, the portion of that Option deemed to be a parachute payment under Code Section 280G and the Treasury Regulations issued thereunder. The portion of such Option which is categorized as an Option Parachute Payment shall be calculated in accordance with the valuation provisions established under Code Section 280G and the applicable Treasury Regulations and shall include an appropriate dollar adjustment to reflect the lapse of Conte's obligation to remain in CPC's employ as a condition to the vesting of the accelerated installment. In no event, however, shall the Option Parachute Payment attributable to any Option (or accelerated installment) exceed the spread (the excess of the fair market value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

     1.22  OTHER PARACHUTE PAYMENT means any payment in the nature of
           -----------------------
compensation (other than an Option Parachute Payment) which is made to Conte in connection with a Parachute Event and which accordingly qualifies as a parachute payment within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder.

     1.23  PARACHUTE EVENT means any of the following events specified under
           ---------------
this Contract, to the extent they constitute a change in ownership or control of CPC under Code Section 280G and the Treasury Regulations issued thereunder:

               (i)  Change in Control

               (ii)  Corporate Divestiture

               (iii)  Corporate Reorganization

               (iv)  Hostile Take-Over

     1.24  PRESENT VALUE means the value, determined as of the date of the
           -------------
applicable Parachute Event, of any payment in the nature of compensation to which Conte becomes entitled in connection with either the Parachute Event or his subsequent termination of employment. The Present Value of each such payment shall be determined in accordance with the provisions of Code Section 280G(d)(4), utilizing a discount rate equal to one hundred twenty percent (120%) of the applicable Federal rate in effect at the time of such determination, compounded semi-annually to the effective date of the Parachute Event.

     1.25  PERMANENT DISABILITY means any mental or physical illness, disease or
           --------------------
condition which in the opinion of 2 physicians skilled in the specialty does or will result in Conte's inability to perform the essential functions of his job for a period of six (6) consecutive months or more.

     1.26  PERSON means any individual, corporation, partnership, business
           ------
trust, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     1.27  POLICY means the life insurance policy on Conte's life in a face
           ------
amount of not less than Five Million Dollars ($5,000,000).

     1.28  PRIOR CONTRACTS means all prior employment agreements between Conte
           ---------------
and CPC, whether express or implied, oral or written.

     1.29  SALARY means the annual rate of base salary in effect for Conte for
           ------
each Fiscal Year within the Employment Period. Such Salary shall be at the annual rate of Seven Hundred Fifty Thousand Dollars ($750,000) per Fiscal Year, subject to adjustment from time to time pursuant to Section 2.3.2. Such Salary shall be in addition to any bonuses or other employment benefits or remuneration paid or payable by CPC to Conte.


                                  ARTICLE TWO

                  DUTIES AND BENEFITS DURING EMPLOYMENT PERIOD
                  --------------------------------------------

     2.1  DUTIES.  During the Employment Period, Conte shall serve as the
          ------
President and Chief Executive Officer of CPC and as the Chairman of the Board, serving at the pleasure of the Board until the termination of his employment as provided in ARTICLE FIVE. Consistent with those positions, Conte shall perform all services and do all things necessary or advisable to manage and conduct the operations and business of CPC, subject always to the authority of the Board.

     2.2  PLACE OF BUSINESS.  During the Employment Period, Conte's principal
          -----------------
place of business shall be in Clark County, Nevada, and he shall not be obliged to maintain his principal place of business elsewhere.

     2.3  COMPENSATION AND BENEFITS.  The following compensation and benefits
          -------------------------
shall be payable to Conte for his service during the Employment Period:

          2.3.1  SALARY.  CPC shall pay Conte his Salary in bi-weekly
                 ------
installments in accordance with CPC's general practice and subject to legally required withholdings.

          2.3.2  SALARY REVIEW.  The Salary payable to Conte for each Fiscal
                 -------------
Year commencing after December 1, 1995 shall be subject to annual review by the Board. The Salary level in effect for Conte for each Fiscal Year during the Employment Period shall not be less than the greater of (i) Seven Hundred Fifty
                                             -------
Thousand Dollars ($750,000) or (ii) the Salary level most recently determined by the Board pursuant to this Section 2.3.2. Conte understands that the requirements of annual review by the Board shall not be construed in any manner as an express or implied agreement by CPC to raise his Salary. In addition, the Board may, in connection with one or more Corporate Divestitures or any Corporate Reorganization, review the Salary level at the time in effect for Conte to determine whether that level remains appropriate following any material diminution of his responsibilities occasioned by those events, although the Salary may not be lessened unless CPC has first paid Conte, in one or more installments, the full Contract Benefits.

          2.3.3  EXPENSE REIMBURSEMENT.  CPC shall promptly reimburse Conte,
                 ---------------------
upon his submission to CPC of adequate documentation, for all reasonable out-of-pocket expenses respecting entertainment, travel, meals, hotel accommodations and other like-kind expenses, to the extent incurred by Conte in the interests of CPC's business.

          2.3.4  GROUP INSURANCE.  CPC shall provide group life and long term
                 ---------------
disability insurance and group travel and accident insurance to Conte and group medical, dental and hospital insurance to Conte and his eligible dependents, in each instance in the amount and on the terms made available to other senior executives of CPC.

          2.3.5  LIFE INSURANCE.  CPC shall reimburse Conte for the entire cost
                 --------------
of all premiums paid on the Policy.

          2.3.6  DEFERRED COMPENSATION.  Conte shall be a participant in CPC's
                 ---------------------
thencurrent deferred compensation plans to the extent and on the same terms on which any such plan is made available to any senior CPC executive. CPC's deferred compensation plan existing on the Effective Date of this Contract provides for deferred compensation equivalent to nine percent of the Salary.

          2.3.7  PROFIT SHARING PLAN.  Conte shall be a participant in CPC's
                 -------------------
401(k) and Profit Sharing Plans, to the extent allowed by law and by the terms of those plans.

          2.3.8  OTHER BENEFITS.  By mutual agreement with CPC, Conte may
                 --------------
participate in additional employment benefits made available by CPC; provided, however, that this Contract itself shall neither prevent nor compel such participation.


                                 ARTICLE THREE

                       COVENANTS AND CONSULTING AGREEMENT
                       ----------------------------------

     3.1  COVENANTS.  Conte shall be subject to the following covenants and
          ---------
obligations:

          3.1.1  NONDISCLOSURE.  While employed by CPC, Conte has had and will
                 -------------
have access to Confidential Information relating to CPC's present and anticipated business operations. Conte shall at no time either during or after his employment by CPC disclose, communicate or use any Confidential Information which Conte learns as a result of his employment by CPC, except to the extent required by his performance of duties for CPC, unless he obtains CPC's prior written consent to do so.

          3.1.2  RETURN OF DOCUMENTS.  Upon the termination of Conte's
                 -------------------
employment for any reason, Conte shall promptly relinquish and return to CPC all Confidential Information and all files, correspondence, memoranda, diaries and other records, minutes, notes, manuals, papers and other documents and data, however prepared or memorialized, and all copies thereof, belonging to or relating to the business of CPC, that are in Conte's custody or control, whether or not they contain Confidential Information.

          3.1.3  NONCOMPETITION COVENANT.  While employed by CPC, Conte shall
                 -----------------------
not Compete or plan or prepare to Compete with CPC. To the extent obligated pursuant to the provisions of ARTICLE FIVE, Conte shall not Compete with any CPC line of business, for a period of four (4) years following the termination of his employment, in any state within the United States or any shire within the United Kingdom in which (i) CPC owned or operated that line of business either on the date his employment terminates or at any time within the immediately preceding Fiscal Year or (ii) the Board had approved the commencement of that line of business prior to his termination.

          3.1.4  NONSOLICITATION COVENANT.  For a period of four (4) years
                 ------------------------
following the termination of Conte's employment with CPC for any reason other than in connection with a Hostile Take-Over, Conte shall not, directly or indirectly, solicit the services of any CPC employee, independent contractor, customer, referral or reimbursement source, or otherwise induce or attempt to induce current CPC employees to sever their employment relationship with CPC.

          3.1.5  SCOPE AND DURATION; SEVERABILITY.  CPC and Conte understand and
                 --------------------------------
agree that the scope and duration of the covenants contained in this Section 3.1 are reasonable both in time and geographical area and are fairly necessary to protect the business of CPC. Such covenants shall survive the termination of Conte's employment, except that the Section 3.1.3 noncompetition covenant shall remain in effect following such termination of employment only to the extent required pursuant to the provisions of ARTICLE FIVE. It is further agreed that such covenants shall be regarded as divisible and shall be operative as to time and geographical area to the extent that they may be made so and, if any part of such covenants is declared invalid or unenforceable, the validity and enforceability of the remainder shall not be affected.

          3.1.6  INJUNCTION.  Conte understands and agrees that, due to the
                 ----------
highly competitive nature of the health care industry, the breach of any covenants set out in Section 3.1 will cause irreparable injury to CPC for which it will have no adequate monetary or other remedy at law. Therefore, CPC shall be entitled, in addition to such other remedies as it may have hereunder, to a temporary restraining order and to preliminary and permanent injunctive relief for any breach or threatened breach of the covenants without proof of actual damages that have been or may be caused hereby. In addition, CPC shall have available all remedies provided under state and federal statutes, rules and regulations as well as any and all other remedies as may otherwise be contractually or equitably available.

          3.1.7  ASSIGNMENT.  Except as otherwise provided to the contrary in
                 ----------
ARTICLE FIVE, Conte agrees that the covenants contained in this Section 3.1 shall inure to the benefit of any successor or assign of CPC, with the same force and effect as if such covenant had been made by Conte with such successor or assign.

     3.2  CONSULTING AGREEMENT.  Upon the termination of Conte's employment
          --------------------
other than in connection with (i) Permanent Disability, (ii) a clause (i) Constructive

Termination under Section 1.9 or (iii) a Hostile Take-Over, Conte hereby agrees to make himself available to perform, for a period not to exceed four (4) years following such termination of employment, such consulting and advisory services for CPC with respect to matters relevant to the health care industry as may from time to time be reasonably requested by the Board. However, such services shall be subject to the following provisions and limitations:

          (a) LOCATION.  Such services shall be performed in Clark County,
              --------
     Nevada or at such other places acceptable to Conte.

          (b) TIME.  Conte shall not be required to render more than eight (8)
              ----
     hours of consulting services per month.

          (c) OFFICE PRIVILEGES.  During the consulting period, Conte shall be
              -----------------
     entitled to the use of appropriate office facilities and secretarial and administrative services to facilitate the performance of his consulting services.

     3.3  CONSIDERATION FOR COVENANTS AND CONSULTING AGREEMENT.  Should Conte's
          ----------------------------------------------------
employment terminate in connection with a Parachute Event, then the value of his noncompetition covenant under Section 3.1.3 and his Consulting Agreement under
Section 3.2 shall be determined by independent appraisal, and the Contract Benefits payable to Conte under Section 5.6 or 5.9 shall, to the extent of such appraised value, be allocated as reasonable compensation for such covenant and consulting agreement. A similar appraisal shall be performed in the event (i) CPC elects to enforce such noncompetition covenant and consulting agreement pursuant to the provisions of Section 5.4. or (ii) Conte terminates his employment under Section 5.5. The cost of any appraisal performed pursuant to the requirements of this Section 3.3 shall be borne solely by CPC.

     3.4  SELECTION OF INDEPENDENT APPRAISER.  Whenever the appraised value of
          ----------------------------------
Conte's obligations under Sections 3.1.3 and/or 3.2 must be determined pursuant to Section 3.3, Conte and CPC shall, within ten (10) business days following termination of Conte's employment, select an independent third party (either an experienced tax counsel or a nationally recognized accounting firm) to perform that appraisal. Should Conte and CPC be unable to mutually agree upon the selection of such third party, then Conte shall designate a nationally recognized accounting firm to perform such appraisal, provided such firm has not previously served as CPC's independent auditors or provided prior tax advice to Conte on personal matters.

                                  ARTICLE FOUR

                         CORPORATE DIVESTITURE BENEFITS
                         ------------------------------

     4.1  BENEFIT ENTITLEMENT.  Upon each Corporate Divestiture effected during
          -------------------
the Contract Term, Conte shall become entitled to receive a special interim payout calculated in accordance with, and subject to the limitations of, this ARTICLE FOUR.

          4.1.1  INTERIM PAYOUT AMOUNT.  The interim payout amount that may be
                 ---------------------
paid to Conte in connection with any Corporate Divestiture shall be determined in accordance with applicable formula below.

          4.1.2  HISTORICAL BASIS.  If the Corporate Divestiture is determined
                 ----------------
on a historical basis in accordance with Section 1.12.1, then the interim payout amount shall be calculated as follows:

                         X = (A x B) - Z, where

                         X = Interim Payment,

                         A = Total Interim Payout,

                         B = The percentage of asset values or revenue levels (whichever is the greater) which the Corporate Divestiture represents on a cumulative basis.

                         Z = All prior interim payments made to Conte pursuant to this ARTICLE FOUR, and

          4.1.3  CURRENT BASIS.  If the Corporate Divestiture is determined on a
                 -------------
current stand-alone basis in accordance with Section 1.12.2, then the interim payout amount shall be calculated as follows:

                         X = (A - Z) x B, where

                         X = Interim Payment,

                         A = Total Interim Payout,

                         Z = All prior interim payments made to Conte pursuant to this ARTICLE FOUR, and

                    A = The percentage of asset values or revenue levels (whichever is the greater) which the Corporate Divestiture represents on a stand-alone basis.

          4.1.4  TOTAL INTERIM PAYOUT.  For purposes of the applicable Section
                 --------------------
4.1.2 or 4.1.3 formula, the Total Interim Payout which may be paid under this ARTICLE FOUR in connection with all corporate Divestitures effected by CPC during the Employment Period shall be limited to:

               (i) five (5) times the highest Salary level in effect for Conte at any time during the Employment Period, plus

               (ii) the aggregate amount credited to all Deferred Compensation Accounts at the time maintained for Conte, plus nine percent (or the percentage then applicable to Conte's Salary under the deferred compensation plan then in effect, whichever is greater) of the amount payable under Section 4.1.4(i).

          4.1.5  PAYMENT.  The interim payout calculated for Conte under Section
                 -------
4.1.2 or 4.1.3 in connection with each Corporate Divestiture shall, subject to any applicable reduction under Section 4.3, be paid to him in cash within thirty
(30) days after the effective date of such Corporate Divestiture. The payment shall be subject to CPC's collection of all applicable withholding taxes.

     4.2  OPTIONS.  All unvested Options outstanding at the time of any
          -------
Corporate Divestiture shall, subject to limitation under Section 4.3, accelerate immediately prior to such Corporate Divestiture and become exercisable for all the option shares as fully-vested shares of CPC common stock.

     4.3  LIMITATION.  In no event shall the sum of (i) the Section 4.1 interim
          ----------
payout payable in connection with any Corporate Divestiture plus (ii) the Option Parachute Payment associated with acceleration of unvested Options under Section
4.2 exceed the excess (if any) of (A) 2.99 times Conte's Actual Average Compensation (as calculated through the close of the Fiscal Year immediately preceding the Fiscal Year in which the current Corporate Divestiture is effected) over (B) all prior interim payouts and Option Parachute Payments made or provided to him under this ARTICLE FOUR. If such limitation would otherwise be exceeded in connection with any Corporate Divestiture, then the Section 4.1.2 or 4.1.3 interim payout and the Section 4.2 Option acceleration benefit shall be reduced, in the order indicated below, to the extent necessary (and only to that extent) to eliminate such excess and assure compliance with this Section 4.3 limitation:

          4.3.1  NEW OPTION GRANTS.  First, any unvested Options granted within
                 -----------------
one year prior to the Corporate Divestiture shall not accelerate, with the most recent Options to be the first not to accelerate under Section 4.2.

          4.3.2  INTERIM PAYMENT.  Then, the interim payout amount otherwise
                 ---------------
payable under Section 4.1.2 or Section 4.1.3 shall be reduced.

          4.3.3  OLD OPTIONS.  Finally, any unvested Options granted more than
                 -----------
one year prior to the Corporate Divestiture shall not accelerate, with the Options triggering the greatest Option Parachute Payment to be the first not to accelerate under Section 4.2.


                                  ARTICLE FIVE

                          PAYOUT OF CONTRACT BENEFITS
                          ---------------------------

     5.1  TERMINATION OF EMPLOYMENT.  Conte's employment may be terminated by
          -------------------------
either Conte or CPC before the end of the Employment Period, for the reasons and with the consequences set out below. In the event of such termination, Conte may become entitled to payment of the Contract Benefits in accordance with the provisions of this ARTICLE FIVE. In any event, the provisions of ARTICLE TWO shall cease to have any force or effect upon the termination of Conte's employment, and the compensation and benefit provisions of this ARTICLE FIVE shall supersede and replace the provisions of ARTICLE TWO.

     5.2  DEATH.  If Conte dies, his employment shall terminate on the date of
          -----
his death.

          5.2.1  CONTRACT BENEFITS.  In such event, CPC shall pay the Contract
                 -----------------
Benefits to the Beneficiary; provided, however, that the Salary Contract Benefit shall be limited to any earned but unpaid Salary due Conte at the time of his death.

     5.3  PERMANENT DISABILITY.  Either CPC or Conte may terminate Conte's
          --------------------
employment, upon thirty (30) days prior notice, by reason of his Permanent Disability.

          5.3.1  COVENANTS.  Following such termination of employment, Conte
                 ---------
shall remain subject to the covenants and obligations set forth in Section 3.1.

          5.3.2  CONTRACT BENEFITS.  Conte or his Beneficiary shall be entitled
                 -----------------
to all of the Contract Benefits. However, the Salary Contract Benefit shall be reduced to five (5) times the highest Salary level in effect for Conte at any time during the Employment Period. This reduced Salary Contract Benefit shall be paid in a lump sum within sixty (60) days after the termination date of Conte's employment under this Section 5.3.

     5.4  TERMINATION BY CPC FOR CAUSE.  CPC may terminate Conte's employment
          ----------------------------
for Cause. However, no such termination for Cause shall be made or take effect unless (i) CPC has proved the Cause by clear and convincing evidence and (ii) the termination has been approved by at least seventy-five percent (75%) of all of the Board members.

          5.4.1  NO CONTRACT BENEFITS.  Following the termination of Conte's
                 --------------------
employment for Cause, Conte shall not perform any of the services described in
Section 2.1, nor shall he have the right to receive any Contract Benefits, but he and his eligible dependents shall be entitled, at their sole cost, to receive continued health care coverage to which they may be entitled by law ("COBRA Coverage").

          5.4.2  COVENANTS.  Following such termination for Cause, Conte shall
                 ---------
comply with his covenants and obligations under Section 3.1 (other than Section 3.1.3). However, CPC may elect, at its sole discretion, to enforce Conte's covenants under Section 3.1.3 and his consulting agreement under Section 3.2 following such termination of employment. If CPC so elects, then (i) CPC shall so notify Conte in writing, as provided in Section 7.7, within ten (10) days following the date of his termination, and (ii) CPC shall, as consideration for such Section 3.1.3 covenant and Section 3.2 consulting agreement, compensate Conte at the Section 3.3 appraised value of such covenant and consulting agreement, payable in equal bi-weekly installments (beginning with his termination date) over the four (4)-year period his Section 3.1.3 covenant and
Section 3.2 consulting agreement are to remain in effect.

     5.5  TERMINATION BY CONTE WITHOUT CAUSE.  Conte may terminate his
          ----------------------------------
employment at any time without cause, i.e., for grounds other than those described in paragraphs 5.3, 5.6, 5.7, 5.9 and 5.10.

          5.5.1  NO CONTRACT BENEFITS.  Following Conte's termination of
                 --------------------
employment under this Section 5.5, Conte shall not perform any of the services described in Section 2.1, nor shall he receive any Contract Benefits, but he and his eligible dependents shall be entitled, at their sole cost, to COBRA Coverage.

          5.5.2  COVENANTS.  Following such termination of employment, Conte
                 ---------
shall comply with all his covenants and obligations under Sections 3.1 and 3.2, and CPC shall, as consideration for his Section 3.1.3 covenant and Section 3.2 consulting agreement, compensate Conte at the Section 3.3 appraised value of such covenant and consulting agreement, payable in equal bi-weekly installments (beginning with his termination date) over the four (4)-year period his Section
3.1.3 covenant and Section 3.2 consulting agreement are to remain in effect.

     5.6  CHANGE OF CONTROL.  Conte may terminate his employment in connection
          -----------------
with a Change of Control, provided such termination is, pursuant to written notice delivered to CPC, effected within one (1) year after such Change in Control.

          5.6.1  COVENANTS.  Following such termination of employment, Conte
                 ---------
shall comply with all his covenants and obligations under Sections 3.1 and 3.2.

          5.6.2  CONTRACT BENEFITS.   Conte shall be entitled to all of the
                 -----------------
Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty (60) days after the termination date of Conte's employment.

          5.6.3  VESTING OF OPTIONS AND OTHER BENEFITS.  Whether or not Conte
                 -------------------------------------
terminates his employment pursuant to this Section 5.6, all Options and related stock appreciation rights outstanding at the time of the Change in Control shall vest and become exercisable for all of the underlying shares of CPC common stock immediately prior to the effective date of such Change of Control, and any restrictions or forfeiture provisions applicable to any shares of CPC common stock or stock units awarded to Conte under any plan or arrangement maintained by CPC for his benefit shall lapse immediately upon such effective date. Conte may exercise his Options or related stock appreciation rights at any time until the earlier of (i) the specified expiration date of the option term or (ii) the
    -------
expiration of the twelve (12)-month period measured from his termination date, and any Options or stock appreciation rights not exercised prior to the applicable expiration date shall lapse.

     5.7  CONSTRUCTIVE TERMINATION.  Conte may terminate his employment within
          ------------------------
six (6) months after any event qualifying as a Constructive Termination under
Section 1.9.

          5.7.1  COVENANTS.  Following such termination of employment, Conte
                 ---------
shall not perform any further services for CPC and shall have no obligation to perform his covenants under Section 3.1.3 or his consulting agreement under
Section 3.2.

          5.7.2  CONTRACT BENEFITS.  Upon Conte's termination of employment
                 -----------------
under this Section 5.7, Conte shall become entitled to all of the Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty
(60) days after his termination date.

          5.7.3  VESTING OF OPTIONS AND OTHER BENEFITS.  All Options and related
                 -------------------------------------
stock appreciation rights outstanding at the time of Conte's termination of employment under this Section 5.7 shall vest and immediately become exercisable for all of the underlying shares of CPC common stock, and any restrictions or forfeiture provisions applicable to any shares of CPC common stock or stock units awarded to Conte under any plan or arrangement maintained by CPC for his benefit shall lapse immediately upon such termination. Conte may exercise his Options and related stock appreciation rights at any time until the earlier of
                                                                    -------
(i) the specified expiration date of the option term or (ii) the expiration of the twelve (12)-month period measured from his termination date, and any Options or stock appreciation rights not exercised prior to the applicable expiration date shall lapse.

     5.8  TERMINATION BY CPC WITHOUT CAUSE.  CPC may terminate Conte's
          --------------------------------
employment at any time for reasons other than those described in Sections 5.3 and 5.4.

          5.8.1  CONTRACT BENEFITS.  Upon such termination of employment, Conte
                 -----------------
shall become entitled to all of the Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty (60) days after his termination date.

          5.8.2  COVENANTS.  Following the termination of Conte's employment
                 ---------
pursuant to this Section 5.8, Conte shall not perform any further services for CPC and shall have no obligation to perform his covenants under Section 3.1.3 or his consulting agreement under Section 3.2.

          5.8.3  VESTING OF OPTIONS AND OTHER BENEFITS.  All Options and related
                 -------------------------------------
stock appreciation rights outstanding at the time of the termination of Conte's employment under this Section 5.8 shall vest and immediately become exercisable for all of the underlying shares of CPC common stock, and any restrictions or forfeiture provisions applicable to any shares of CPC common stock or stock units awarded to Conte under any plan or arrangement maintained by CPC for his benefit shall lapse immediately upon such termination. Conte may exercise his Options and related stock appreciation rights at any time until the earlier of
                                                                    -------
(i) the specified expiration date of the option term or (ii) the expiration of the twelve (12)-month period measured from his termination date, and any Options or stock appreciation rights not exercised prior to the applicable expiration date shall lapse.

     5.9  CORPORATE REORGANIZATION.  Conte may terminate his employment in
          ------------------------
connection with a Corporate Reorganization, provided such termination is, pursuant to written notice delivered to CPC, effected within one (1) year after such Corporate Reorganization.

          5.9.1  COVENANTS.  Following Conte's termination of employment under
                 ---------
this Section 5.9, Conte shall comply with all his covenants and obligations under Sections 3.1 and 3.2.

          5.9.2  CONTRACT BENEFITS.  Upon such termination of employment, Conte
                 -----------------
shall become entitled to all of the Contract Benefits, with the Salary Contract Benefit to be paid in a lump sum within sixty (60) days after the termination date of Conte's employment.

          5.9.3  VESTING OF OPTIONS AND OTHER BENEFITS.  All Options and related
                 -------------------------------------
stock appreciation rights outstanding at the time of Conte's termination of employment shall immediately vest and become exercisable for all of the underlying shares of CPC common stock, and any restrictions or forfeiture provisions applicable to shares of CPC common stock or stock units awarded to Conte under any plan or arrangement maintained by CPC for his benefit shall lapse immediately upon his termination of employment. Conte may exercise his Options and all related stock appreciation rights at any time until the earlier
                                                                        -------
of (i) the specified expiration date of the option term or (ii) the expiration of the twelve (12)-month period measured from his termination date, and any Options or stock appreciation rights not exercised prior to the applicable expiration date shall lapse.

     5.10  HOSTILE TAKE-OVER.  In the event of a Hostile Take-Over, Conte shall
           -----------------
become entitled to all of the Contract Benefits on the basis of the Contract Payout Event triggered by the Hostile Take-Over, whether or not Conte chooses to terminate his employment in connection with such Hostile Take-Over. The Salary Contract Benefit shall be paid to him in a lump sum within sixty (60) days after the date of such Hostile Take-Over.

          5.10.1 COVENANTS.  Upon the subsequent termination of Conte's
                 ---------
employment, whether initiated by Conte or by CPC after the Hostile Take-Over, Conte shall not perform any further services for CPC and shall have no obligation to perform his covenants under Section 3.1.3 or his consulting agreement under Section 3.2.

          5.10.2 VESTING OF OPTIONS AND OTHER BENEFITS.  Whether or not Conte
                 -------------------------------------
terminates his employment in connection with the Hostile Take-Over, all Options and related stock appreciation rights outstanding at the time of such Hostile Take-Over shall vest and become exercisable for all of the underlying shares of CPC common stock immediately prior to the effective date of such Hostile Take-Over, and any restrictions or forfeiture provisions applicable to any shares of CPC common stock or stock units awarded to Conte under any plan or arrangement maintained by CPC for his benefit shall lapse immediately upon such effective date. Conte may exercise his Options and related stock appreciation rights at any time until the earlier of (i) the
                                                            -------
specified expiration date of the option term or (ii) the expiration of the twelve (12)-month period measured from his termination date, and any Options or stock appreciation rights not exercised prior to the applicable expiration date shall lapse.

     5.11  WITHHOLDING.  All payments made to Conte or his Beneficiary pursuant
           -----------
to the provisions of this ARTICLE FIVE shall be subject to withholding by CPC of such amounts for income and other payroll taxes and deductions as CPC may reasonably determine should be withheld pursuant to applicable laws and regulations.


                                  ARTICLE SIX

                              SPECIAL TAX BENEFIT
                              -------------------

     6.1  TAX PAYMENTS.  Conte shall be entitled to receive one or more payments
          ------------
from CPC which shall compensate him for the following tax liabilities:

          (A) any and all excise taxes (collectively, the "Parachute Tax") imposed pursuant to Code Section 4999 (or any successor provision) and comparable provisions of applicable state tax laws upon (i) any payment or other compensation or benefit which is made or provided to or on behalf of Conte in connection with any Parachute Event under this Contract or his subsequent termination of employment in connection therewith and which is deemed to be a parachute payment under Code Section 280G(b)(2) and (ii) all the special tax payments made to him pursuant to this ARTICLE SIX, and

          (B) the ordinary federal and state income taxes imposed upon all the special tax payments made to him pursuant to this ARTICLE SIX.

          6.1.1  INITIAL PAYMENT.  Within ninety (90) days after each
                 ---------------
determination is made by the Internal Revenue Service or Conte's tax advisor that Conte has received a parachute payment for which he is liable for a Parachute Tax, Conte shall identify the nature of such parachute payment to CPC and submit to CPC the calculation of the Parachute Tax attributable to that payment and the tax benefit to which he is entitled under this ARTICLE SIX with respect to such payment. Upon receipt of such calculation, CPC shall pay Conte an amount sufficient to satisfy (i) such Parachute Tax and (ii) the ordinary federal and state income taxes attributable to the clause (i) payment and all additional payments made pursuant to this clause (ii), with the net effect of providing Conte with the necessary funds to satisfy both his total Parachute Tax liability at that time and the additional ordinary federal and state income taxes attributable to the Section 6.1.1 payments made to him. Conte's Parachute Tax calculations shall be final and binding upon CPC for purposes of this Contract, and CPC shall accordingly base any Parachute Tax withholding on such calculations, provided such calculations are based on reasonable interpretations of the law.

          6.1.2  FINAL DETERMINATION.  In the event that Conte's actual
                 -------------------
Parachute Tax liability is determined by a Final Determination to be greater than the Parachute Tax liability taken into account for purposes of the payments made to him pursuant to Section 6.1.1, then within ninety (90) days following the Final Determination, Conte shall submit to CPC a new Parachute Tax calculation based upon the Final Determination. Upon receipt of such calculation, CPC shall pay Conte an amount which, when added to any amounts paid under Section 6.1.1, will be sufficient to satisfy (I) his aggregate Parachute Tax and (II) the ordinary federal and state income taxes attributable to all payments made pursuant to any provision of this ARTICLE SIX, including all additional payments made pursuant to this clause (II), with the net effect of providing Conte with sufficient aggregate funds to cover (1) his entire Parachute Tax liability and (2) the additional federal and state ordinary income taxes attributable to all the payments made to him pursuant to any provision of this ARTICLE SIX.

          6.1.3  REFUND.  In the event that Conte's actual Parachute Tax
                 ------
liability is determined by a Final Determination to be less than the Parachute Tax liability taken into account for purposes of the payments made to him pursuant to Sections 6.1.1 and 6.1.2, then Conte shall refund to CPC, promptly upon receipt, any federal or state tax refund attributable to the Parachute Tax overpayment.

          6.1.4  DEFINITION.  For purposes of this ARTICLE SIX, a Final
                 ----------
Determination means an audit adjustment by the Internal Revenue Service that is either agreed to by Conte or his estate or an adjustment that is sustained by a court of competent jurisdiction in a decision with which he concurs or with respect to which the period within which an appeal may be filed has lapsed without a notice of appeal being filed.

     6.2  CORPORATE DIVESTITURE.  Conte shall be entitled to the special tax
          ---------------------
benefits provided under this ARTICLE SIX in connection with a Corporate Divestiture only in the event that one or more errors (whether factual or legal) in calculating the Section 4.3 limitation on the benefits payable under ARTICLE FOUR with respect to that Corporate Divestiture result in Conte's receipt of payments which trigger a Parachute Tax liability.

                                 ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     7.1  ENTIRE AGREEMENT.  This Contract contains the entire agreement and
          ----------------
understanding between Conte and CPC regarding the terms and conditions of his employment with CPC and the benefits to which he may become entitled upon the termination of such employment, and supersedes and replaces all Prior Contracts as well as any other negotiations, understandings and representations (other than the express terms of the special founder recognition award/loan made to Conte) regarding the terms and conditions of his employment or termination benefits. This Contract may not be modified except by a writing executed by both Conte and CPC.

     7.2  ASSIGNMENT BY CPC.  This Contract shall be binding upon and shall
          -----------------
inure to the benefit of any successors or assigns of CPC. As used in this Contract, the term "successor" includes any Person or group of Persons acting in concert which at any time in any form or manner acquires all or substantially all of the assets or business or more than twenty percent (20%) of the outstanding voting securities of CPC.

     7.3  NONASSIGNABILITY BY CONTE.  Neither Conte nor any Beneficiary shall
          -------------------------
assign, transfer, pledge or hypothecate any rights, interests or benefits created hereunder or hereby. Any attempt to do so contrary to the provisions of this Contract, and any levy of any attachment, execution or similar process created thereby, shall be null and void and without effect. CPC shall have no obligation to provide any payments or other consideration to any Beneficiary until and unless CPC has received such Beneficiary's written assurance that he or she will comply with the provisions of this Section 7.3.

     7.4  SPENDTHRIFT PROVISION.  Prior to actual receipt by Conte or his
          ---------------------
Beneficiary (as the case may be), no right or benefit under this Contract and, without limitation, no interest in any payment hereunder shall be:

               (i) anticipated, assigned or encumbered or subject to any creditor's claim or subject to execution, attachment or similar legal process; or

               (ii) applied on behalf of or subject to the debts, contracts, liabilities or torts of the Person entitled or who might become entitled to such benefits or subject to the claims of any creditor of any such Person.

     7.5  BENEFICIARY; RECIPIENTS OF PAYMENTS; DESIGNATION OF BENEFICIARY.
          ---------------------------------------------------------------
Payment of all Salary, the proceeds of the Policy, and all other compensation and benefits payable by CPC pursuant to this Contract shall be made only to Conte during his lifetime or, in the event of his death, to his Beneficiary. If Conte has not designated a Beneficiary, then the payments shall be made to his estate. CPC shall have no obligation to make payments to any person not designated as a Beneficiary pursuant to Section 7.5.1. Furthermore, CPC shall have no obligation to make any payments to Conte's Beneficiary until and unless that Beneficiary has agreed in writing to be bound by the provisions of this
Section 7.5. Conte or his estate or Beneficiary, as the case may be, shall discharge, defend and hold CPC harmless from any liability for payments actually made to such Beneficiary or to Conte's estate if no Beneficiary has been designated.

          7.5.1  DESIGNATION OF BENEFICIARY.  Conte may designate and from time
                 --------------------------
to time change the Beneficiary only through a written, signed designation to CPC's Corporate Secretary pursuant to Section 7.7.

          7.5.2  ELECTIONS.  Whenever this Contract provides for any election
                 ---------
exercisable by Conte or his Beneficiary, that election shall be made solely by the person or persons receiving payments pursuant to this Contract at that time and shall be made in that Person's sole discretion and without regard to the effect of such decision on subsequent payment recipients. Such decision shall be final and binding on all subsequent recipients of payments.

     7.6  ARBITRATION.  Any controversy, question or dispute arising out of or
          -----------
relating to the construction, application or enforcement of this Contract shall be settled by arbitration. Among the disputes which are to be settled by arbitration are any claims by Conte that the termination of his employment breached any express or implied contract of employment.

          7.6.1  APPOINTMENT OF ARBITRATORS.  Within five (5) days after the
                 --------------------------
delivery of written notice of any such dispute from one party to the other, CPC and Conte shall each appoint one person to hear and determine the dispute, and, if the two persons so selected are unable to agree on its resolution within ten
(10) days after their appointment, they shall select a third impartial arbitrator, and the three arbitrators so selected shall hear and determine the dispute within sixty (60) days thereafter.

          7.6.2  FINALITY.  The determination of a majority of the arbitrators
                 --------
shall be final and conclusive on Conte and CPC.

          7.6.3  PROCEDURE; FORUM; WAIVER OF JURY TRIAL.  The arbitration shall
                 --------------------------------------
be conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association in the State of Nevada. Conte and CPC each hereby waive any right to trial by jury of any such dispute. Notwithstanding the foregoing provisions, however, nothing in this Contract shall limit or waive any right of either Conte or CPC to obtain injunctive relief in any court of competent jurisdiction.

          7.6.4  DISCOVERY.  The parties shall be entitled to avail themselves
                 ---------
of all discovery procedures available in civil actions in the State of Nevada.

          7.6.5  DISPUTES NOT GOVERNED BY AGREEMENT TO ARBITRATE.  The parties
                 -----------------------------------------------
have not agreed to arbitrate any dispute except for those disputes arising out of or relating to the construction, application or enforcement of this Contract. For example, and without limitation, the parties have not agreed to arbitrate wage-hour, workers' compensation, defamation, or public policy discharge claims, or claims arising under state or federal employment discrimination laws. Both parties expressly reserve all rights and remedies available to them, at law or in equity, to resolve any dispute which they have not expressly agreed in this Contract to arbitrate.

     7.7  NOTICES.  Any notice provided for by this Contract and any other
          -------
notice, demand, designation or communication which either party may wish to send to the other ("Notices") shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery, (ii) registered or certified mail, return receipt requested in a sealed envelope, postage and other charges prepaid, or (iii) telegram, telecopy, telex, facsimile or other similar form of transmission followed by delivery pursuant to clause (i) or (ii), in each case addressed to the party for which such notice is intended as follows:

     If to CPC:    Community Psychiatric Centers
                   Board of Directors
                   6600 West Charleston Boulevard
                   Las Vegas, Nevada 89102
                   FAX: (702) 259-3650

     If to Conte:  Richard L. Conte
                   3013 Astoria Pines Circle
                   Las Vegas, Nevada 89107
                   FAX: (702) 877-8928

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

          7.7.1  CHANGE OF ADDRESS.  Any address or name specified in this
                 -----------------
Section 7.7 may be changed by a Notice given by the addressee to the other party in accordance with this Section 7.7.

          7.7.2 EFFECTIVE DATE OF NOTICE.  All Notices shall be given and
                ------------------------
effective as of the date of personal delivery thereof or the date of receipt set forth on the return receipt. The inability to deliver because of a changed address of which no Notice was given or rejection or other refusal to accept any Notice shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.

     7.8  GOVERNING LAW; JURISDICTION.  This Contract shall be construed in
          ---------------------------
accordance with and governed by the laws of the State of Nevada, without reference to its choice of law rules.

     7.9  SEVERABILITY.  In the event any provision or provisions of this
          ------------
Contract is or are held invalid, the remaining provisions of this Contract shall not be affected thereby. In the event that any provision is held to be overly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and the intentions of the parties hereunder.

     7.10  ATTORNEY'S FEES AND EXPENSES.  If any arbitration proceeding is
           ----------------------------
commenced following Conte's termination of employment in connection with a Change in Control or Hostile Take-Over, CPC shall pay all of Conte's reasonable attorney's fees, costs and other expenses incurred in connection with that arbitration. In the event arbitration is commenced under any other circumstances, CPC shall reimburse Conte for all his reasonable attorney's fees, costs and other expenses incurred in connection with the arbitration, unless the arbitrator rules that Conte's employment was or could justifiably have been terminated pursuant to Section 5.4. In the latter event, both parties shall bear their own attorney's fees, costs and expenses.

          IN WITNESS WHEREOF, this Employment Contract has been executed and delivered by the parties as of the date first set forth above.

                                         /s/ Richard L. Conte
                                         ____________________________________
                                         RICHARD L. CONTE

                                       COMMUNITY PSYCHIATRIC CENTERS


                                       By: /s/ Dana Shires, M.D.
                                           __________________________________
                                           Dana Shires, M.D.
                                           Chairman, Compensation Committee



                                       By: /s/ Ron L. Ooley
                                           __________________________________
                                           Ron L. Ooley
                                           Executive Vice President
                                            Human Resources

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